UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA  98101-1693
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by the Federal Home Loan Bank of Seattle on November 23, 2011 (the “Original Report”) to include Items 5.02 and 9.01, which, due to administrative error, were not appropriately included in the Original Report. The Exhibits to the Original Report were complete and accurate, but are attached hereto in their entirety for convenience.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      On November 17, 2011, the Board of Directors (the "Board") of the Federal Home Loan Bank of Seattle (the "Seattle Bank"), acting upon a recommendation from the Board's Governance, Budget and Compensation Committee (the "GBC Committee"), approved the Seattle Bank's 2011 Bank Incentive Compensation Plan - Annual Executive Plan (the "Annual BICP") and the 2011 Bank Incentive Compensation Plan - Long-Term Executive Plan (the "Long-Term BICP"), both effective retroactively to January 1, 2011. Participants in the Annual BICP and Long-Term BICP include the Seattle Bank's president and chief executive officer and other senior vice presidents and above (excluding the senior vice president and director of audit, who is eligible for different compensation plans). The Federal Housing Finance Agency (the "Finance Agency") notified the Seattle Bank of its non-objection to the plans on October 21, 2011. Each plan is summarized below.
Annual BICP
The Annual BICP is a cash-based incentive plan that provides annual award opportunities to eligible executive officers based on achievement of performance goals over one-year periods beginning on January 1 and ending on December 31 of a plan year. Annual performance goals are pre-established at minimum, target, and maximum levels of achievement. The annual performance goals are designed to link executive compensation to strategic objectives of the Seattle Bank and to the Consent Arrangement (which term collectively refers to the Seattle Bank's Stipulation and Consent to the Issuance of a Consent Order with the Finance Agency relating to the Consent Order, effective as October 25, 2010, issued by the Finance Agency to the Seattle Bank, and to related understandings). Individual award opportunities for 2011 under the Annual BICP, as a percentage of base salary, are as follows:

Performance Level	No Award	Minimum	Target	Maximum
Executive	0%	10%	20%	35%
The performance measures and related goals for the January 1, 2011 through December 31, 2011 performance period, each weighted 33%, are the following:

Performance Measure	Minimum	Target	Maximum
(in millions, except percentages)
Retained Earnings	$81	$101	$131
Market Value of Equity to Par Value of Common Stock	73.4%	77%	80.1%
Accumulated Other Comprehensive Loss	$650	$575	$514

At the end of a plan year, each performance measure is evaluated against performance results and plan awards are determined, equal to the sum of the amounts payable with respect to achievement of each performance measure, less any reductions due to non-achievement of other key objectives (as discussed below). Achievement levels between minimum and target and target and maximum will be interpolated in a manner acceptable to the GBC Committee. No incentive award will be payable for any individual performance measure for which the Seattle Bank fails to achieve the minimum level of performance. In addition, no plan awards will be paid to any participant who does not have satisfactory performance during the plan year. If minimum performance levels are not achieved, upon the recommendation of the Seattle Bank's president and chief executive officer, the GBC Committee may approve incentive awards for extraordinary individual performance.
Plan participants generally must be employed by the Seattle Bank until the pay period in which the plan award payments are made, which is generally in February of the following year. All payments are subject to Finance Agency approval. However, if the Seattle Bank has not achieved a level of performance such that it has the ability to repurchase capital stock, payment of earned plan awards will be deferred until such level of performance has been achieved.
Other key objectives that may reduce, in part or in whole, plan awards for all or selected participants include, among others, operational errors or omissions resulting in material revisions to the financial results, information submitted to the Finance Agency; untimely submission of information made to the Securities and Exchange Commission, the Office of Finance, or the Finance Agency; insufficient progress made in the timely remediation of examination findings; ineffective management of risk and safety and soundness considerations; and input from the Finance Agency regarding the performance period.
For the 2011 plan year, total incentive awards under the Annual BICP will not exceed $511,000, which is equal to the total amount payable to all plan participates if all performance measures for 2011 are achieved at maximum level (subject to certain adjustments set forth in the Annual BICP for changes in plan participants or mid-year adjustments to base salaries).
Long-Term BICP

The Long-Term BICP is a cash-based incentive plan that provides award opportunities to eligible executive officers based on achievement of performance goals over three-year periods beginning on January 1 of one year and ending on December 31 of the third consecutive calendar year. The long-term performance goals are designed to link executive compensation to strategic objectives of the Seattle Bank and to the Consent Arrangement and, among other things, to provide focus on longer-term performance and outcomes, through a competitive reward structure, for the Seattle Bank's executive officers. Individual award opportunities for the 2011 - 2013 performance period are as follows:

Performance Level	No Award	Threshold	Target	Superior
I - President/CEO	0%	20%	40%	60%
II - Senior Officers (SVP and above)	0%	15%	30%	45%
For the 2011 - 2013 performance period, the long-term performance measures are as follows:

Minimum	Target	Maximum
Ability to repurchase stock	Ability to redeem stock	Ability to pay dividend

At the end of each three-year performance period, the performance measure(s) is evaluated against performance results and the plan award is determined, less any reductions due to non-achievement of other key objectives (as discussed below).
Plan participants generally must be employed by the Seattle Bank until the pay period in which the plan award payments are made, which is generally in March of the year following the end of the performance period. All payments are subject to Finance Agency approval. However, if the Seattle Bank has not achieved a level of performance such that it has the ability to redeem capital stock, payment of plan awards will be deferred until such level of performance has been achieved.
Other key objectives that may reduce, in part or in whole, plan awards for all or selected participants include, among others, operational errors or omissions resulting in material revisions to the financial results, information submitted to the Finance Agency; untimely submission of information made to the Securities and Exchange Commission, the Office of Finance, or the Finance Agency; insufficient progress made in the timely remediation of examination findings; ineffective management of risk and safety and soundness considerations; and input from the Finance Agency regarding the performance period.
For the 2011 - 2013 performance period under the Long-Term BICP, total incentive awards will not exceed $723,000, which is the total amount payable to all plan participants if the performance measure for the 2011 - 2013 performance period is achieved at maximum level (subject to certain adjustments set forth in the Long-Term BICP for changes in plan participants).
The above descriptions of each plan are qualified in their entirety by reference to the complete text of the applicable plan, which plans are included as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
	10.1	Federal Home Loan Bank of Seattle Bank Incentive Compensation Plan - Annual Executive Plan as of January 1, 2011
	10.2	Federal Home Loan Bank of Seattle Bank Incentive Compensation Plan - Long-Term Executive Plan as of January 1, 2011

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: November 28, 2011	By: /s/ Christina J. Gehrke
Senior Vice President, Chief Accounting and Administrative Officer

Exhibit Index
(d)	Exhibit No.	Description
	10.1	Federal Home Loan Bank of Seattle Bank Incentive Compensation Plan - Annual Executive Plan as of January 1, 2011
	10.2	Federal Home Loan Bank of Seattle Bank Incentive Compensation Plan - Long-Term Executive Plan as of January 1, 2011